                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of Earliest Event Reported) 05/29/96


                          LIFE MEDICAL SCIENCES, INC.
                   (Exact name of registrant as specified in its charter)


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
          DELAWARE                                        0-20580                         14-1745197
(State or other jurisdiction of incorporation)   (Commission File Number)    (I.R.S. Employer Identification No.)
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            214 CARNEGIE CENTER, PRINCETON, NJ              08540
         (Address of principal executive offices)       ( Zip Code)


 Registrant's telephone number, including area code      (609) 452 - 0707
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ITEM 5.  OTHER EVENTS

     On May 30, 1996, the Company announced that Robert P. Hickey had been named the Company's President and Chief Executive Officer, effective immediately. Mr. Hickey joined the Company following two years as founder and President of Roberts Healthcare Resources, Inc., a company engaged in project consulting to Fortune 500 and leading edge companies in the healthcare industry. He is a 19 year veteran of Johnson & Johnson (J&J), having served as Vice President and Director of the Ethicon, Inc. and Ethicon Endo-Surgery Divisions. Dr. Herbert Moskowitz, who has served as the Company's interim President and CEO since January, 1996, will remain Chairman of the Board of Directors.

     Prior to Roberts Healthcare Resources, Mr. Hickey served in progressively more responsible positions at J&J from 1975 to 1994. From 1992 to 1994, he was Vice President, Marketing and Director of Ethicon, Inc., a $500 million unit of J&J which is the market leader in surgical sutures and related medical devices. During this time, Mr. Hickey launched a number of successful new products.

     Mr. Hickey was instrumental in establishing J&J's entry into the endoscopic surgery market through the establishment of Ethicon Endo-Surgery. He was a member of the founding Board of Directors and, from 1991 to 1992, served as Vice President, International, of this J&J unit.

     Prior to joining Ethicon Endo-Surgery, he served in a number of other executive positions within the J&J domestic and international family of companies, with duties ranging from marketing and new business development to corporate planning and finance. He received his MBA from Syracuse University and has served on the board of several philanthropic organizations.

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                                    SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    LIFE MEDICAL SCIENCES, INC.
                                    (REGISTRANT)



     DATE: JUNE 20, 1996            /S/ DONALD W. FALLON
                                    --------------------------------
                                    DONALD W. FALLON
                                    VICE PRESIDENT AND CHIEF FINANCIAL
                                    OFFICER
                                    (Duly Authorized Officer and Principal
                                    Financial Officer)

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